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                                                   EXHIBIT 11


                                        FRED MEYER, INC. AND SUBSIDIARIES
                                 COMPUTATION OF (LOSS) EARNINGS PER COMMON SHARE

                                    (In thousands, except per share amounts)
                                                   (Unaudited)



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                                                       12 Weeks Ended                   40 Weeks Ended
                                                   ----------------------          -------------------------
                                                     Nov. 5,       Nov. 6,             Nov. 5,        Nov. 6,
                                                       1994          1993                1994           1993
                                                   --------        ------             -------        -------
Weighted average number
  of shares outstanding . . . . . . . . . . . . .    26,548        25,958              26,500         25,738

Weighted average number
  of shares under option. . . . . . . . . . . . .     3,521         4,144               3,609          4,113

Shares assumed to have
  been purchased under the
  treasury stock method . . . . . . . . . . . . .    (1,513)       (1,607)             (1,449)        (1,535)
                                                     ------        ------             -------        -------

Weighted average number
  of common and common
  equivalent shares
  outstanding . . . . . . . . . . . . . . . . . .    28,556        28,495              28,660         28,316
                                                     ======        ======              ======         ======

Net (loss) income before
  the effect of an
  accounting change . . . . . . . . . . . . . . .  $(36,579)       $9,897             $(1,400)       $40,870

Effect of an
  accounting change . . . . . . . . . . . . . . .       ---           ---                 ---         (2,588)
                                                   --------        ------             -------        -------

Net (loss) income . . . . . . . . . . . . . . . .  $(36,579)       $9,897             $(1,400)       $38,282
                                                   ========        ======             =======        =======

(Loss) earnings per common share on:
  Net (loss) income before
    the effect of an
    accounting change . . . . . . . . . . . . . .    $(1.28)         $.35               $(.05)         $1.44
  Effect of an
    accounting change . . . . . . . . . . . . . .       ---           ---                 ---           (.09)
                                                     ------          ----               -----          -----
  Net (loss) income . . . . . . . . . . . . . . .    $(1.28)         $.35               $(.05)         $1.35
                                                     ======          ====               =====          =====

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